UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 2, 2011


TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia                001-01361          22-1318955
(State or Other Jurisdiction   (Commission       (I.R.S. Employer
       of Incorporation)        File Number)     Identification No.)


7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)


(Registrant's Telephone Number, Including Area Code) 773-838-3400

                               Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
            Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
            Act (17 CFR 240.13e-4(c))



This Form 8-K/A is being filed as an amendment ("Amendment No.2") to the Current Report on Form 8-K filed by Tootsie Roll Industries, Inc. ("Company") with the U.S. Securities and Exchange Commission on May 4, 2011 ("Original 8-K"). The sole purpose of this Amendment No. 2 is to disclose the Company's decision as to how frequently it will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company's 2011 Annual Meeting of Shareholders held on May 2, 2011, shareholders voted on, among other matters, a proposal on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers. As previously reported by the Company, the frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast on the proposal. Based on these results, the Company's board of directors has determined that the Company will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers once every three years. The next required shareholder advisory vote on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers will be conducted at the Company's 2014 Annual Meeting of Shareholders.





                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TOOTSIE ROLL INDUSTRIES, INC.

June 15, 2011                    By:  /s/ G. Howard Ember
                              Name:  G. Howard Ember
                             Title:  V.P. Finance and Chief
                                     Financial Officer